                   SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.
                           4141 Sherbrooke Street West
                                    Suite 410
                        Westmount, Quebec, Canada H3Z 1B8

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

         NOTICE is hereby given that the Annual and Special Meeting of the Shareholders of SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC. (the "Corporation") will be held at the offices of Lavery, de Billy, 40th Floor, 1 Place Ville Marie, Montreal, Quebec, Canada, on Friday, December 17, 1999 at 10:00 o'clock (Montreal time) in the morning (the "Meeting"), for the following purposes:

1. to receive the Report of the Directors and the accompanying Consolidated Financial Statements of the Corporation for the fiscal year ended July 31, 1999, together with the Report of the Auditors thereon;

2.       to elect five (5) directors;

3. to appoint auditors and grant the directors the authority to fix their remuneration;

4.       to adopt a resolution to amend the 1996 Stock Incentive Plan;

5.       to adopt a resolution to amend the 1996 Stock Option Plan;

6. to adopt a special resolution to amend the Articles of the Corporation to change the name of the Corporation;

7. to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The specific details of the matters proposed to be put before the meeting are set forth in the Management Proxy Circular accompanying this Notice.

Dated at Westmount, Province of Quebec, Canada, this 9th day of November, 1999.

                                        By Order of the Board of Directors,

                                        Arthur G. Ritchie
                                        Chairman of the Board
                                        President and Chief Executive Officer

PROPERLY EXECUTED FORMS OF PROXY MUST BE DEPOSITED NO LATER THAN 5:00 O'CLOCK (NEW YORK TIME) IN THE AFTERNOON, ON TUESDAY, DECEMBER 14, 1999, WITH THE SECRETARY OF THE CORPORATION, C/O CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 2 BROADWAY, NEW YORK, NEW YORK 10004, U.S.A. IN ORDER TO BE VALID AND ACTED UPON AT THE MEETING.

                   SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC.
                           4141 Sherbrooke Street West
                                    Suite 410
                        Westmount, Quebec, Canada H3Z 1B8
                            Telephone: (514) 939-3477

                           MANAGEMENT PROXY CIRCULAR*

                             SOLICITATION OF PROXIES

         THIS PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF SAND TECHNOLOGY SYSTEMS INTERNATIONAL INC. (THE "CORPORATION" OR "SAND") OF PROXIES FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF SAND TO BE HELD AT THE OFFICES OF LAVERY, DE BILLY, 40TH FLOOR, 1 PLACE VILLE MARIE, MONTREAL, QUEBEC, CANADA, ON FRIDAY, DECEMBER 17, 1999 AT 10:00 O'CLOCK (MONTREAL TIME) IN THE MORNING (THE "MEETING") FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS ("NOTICE OF MEETING") OR AT ANY ADJOURNMENT THEREOF.

SOLICITATION OF PROXIES

         The solicitation of proxies by the Corporation will be primarily by mail but proxies may be solicited by other means of delivery or in person or by telephone by regular employees of the Corporation or its subsidiaries, or by Continental Stock Transfer & Trust Company, its transfer agent. The solicitation of proxies from non-registered shareholders will be carried out by intermediaries, or by the Corporation or its transfer agent if the names and addresses of non-registered shareholders are provided by such intermediaries (see "Non-Registered Holders"). THE SOLICITATION OF PROXIES BY THIS CIRCULAR IS BEING MADE BY OR ON BEHALF OF MANAGEMENT OF THE CORPORATION. The total cost of the solicitation will be borne by the Corporation.

APPOINTMENT OF PROXY

         The persons named in the enclosed form of proxy are Directors and Officers of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER, DIRECTOR OR AN OFFICER) TO REPRESENT THE SHAREHOLDER AT THE MEETING MAY DO SO BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY. The shareholder may direct that the shares of the shareholder be voted for, or against, or be withheld from voting on matters specified in the proxy, by marking the form of proxy as appropriate.

         TO BE VALID, A PROXY MUST BE EXECUTED LEGIBLY BY A REGISTERED SHAREHOLDER, AS REGISTERED. A proxy executed by a registered shareholder which is a corporation must be properly executed. Evidence of authority to sign, satisfactory to the Corporation, may be filed with such proxy or may be requested by the Corporation or by Continental Stock Transfer & Trust

--------

       * This Management Proxy Circular has been prepared in accordance with Canadian requirements. Sand Technology Systems International Inc., as a Canadian corporation, became exempt in 1991 from compliance with the proxy rules of the United States Securities and Exchange Commission. The information herein is given as of November 9, 1999 unless otherwise indicated. All dollar amounts stated herein are in Canadian dollars unless otherwise indicated.

Company, prior to accepting such proxy for use at the Meeting. Properly executed forms of proxy must be deposited no later than 48 hours preceding the Meeting or any adjournments thereof, with Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, U.S.A.

Non-Registered Holders

         Only registered holders of Class A Common Shares (the "Common Shares") of the Corporation, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Common Shares of the Corporation beneficially owned by a holder (a "Non-Registered Holder") are registered either:

         - in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Common Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

         - in the name of a clearing agency of which the Intermediary is a participant. In accordance with the requirements of National Policy Statement No. 41 of the Canadian Securities Administrators, the Corporation has distributed copies of the Notice of Meeting, this Management Proxy Circular, the Form of Proxy, the 1999 Annual Report (which includes Management's Discussion and Analysis of Financial Condition and Results of Operations) (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

         Intermediaries are required to forward Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

         - be given a proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the Form of Proxy and deposit it with Continental Stock Transfer & Trust Company as described above; or

         - more typically, be given a voting instruction form which must be completed and signed by the Non-Registered Holder in accordance with the directions on the voting instruction form which may in some cases permit the completion of the voting instruction form by telephone.

         The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Should a Non-Registered Holder who receives either a form of proxy, a proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the name of the Non-Registered Holder (or the name of such other person) in the blank space provided or, in the case of a voting instruction form, follow the corresponding directions on the form. IN EITHER CASE, NON-REGISTERED HOLDERS SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARIES, INCLUDING THOSE REGARDING WHEN AND WHERE THE PROXY OR THE PROXY AUTHORIZATION FORM IS TO BE DELIVERED, AND THEIR SERVICE COMPANIES.

RIGHT OF REVOCATION

         A registered shareholder who has given a proxy may revoke the proxy by
(a) completing and signing a proxy bearing a later date and depositing it with Continental Stock Transfer & Trust Company as described above; or (b) under section 148(4) of the CANADA BUSINESS CORPORATIONS ACT (the "CBCA") by instrument in writing properly executed by such shareholder or by his attorney authorized in writing, or if the shareholder is a corporation, under its corporate seal, and deposited at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting at which the proxy is to be used or any adjournments thereof, or depositing such an instrument with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournments thereof, or in any other manner permitted by law.

         A non-registered shareholder may revoke a voting instruction form or a waiver of the right to receive documents and to vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive documents and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

                                VOTING OF PROXIES

         The management representatives designated in the enclosed form of proxy will vote or withhold from voting the shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions of the shareholder as indicated on the proxy and, if the shareholder specified a choice with respect to any matter to be acted upon, the shares will be voted accordingly. IN THE ABSENCE OF SUCH DIRECTION, SUCH SHARES WILL BE VOTED BY THE MANAGEMENT REPRESENTATIVES FOR THE ELECTION OF DIRECTORS AND FOR THE APPOINTMENT OF AUDITORS AS INDICATED UNDER THOSE HEADINGS IN THIS CIRCULAR.

         Proxies in favour of Management confer discretionary authority upon the management representatives in the Form of Proxy with respect to amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting and will be voted in accordance with the best judgment of the person voting the proxy. Management knows of no such amendments or other matters to come before the Meeting.

                                  VOTING SHARES

         The Common Shares of the Corporation are the only shares entitled to vote at the Annual Meeting of Shareholders. Each Common Share carries one vote. On November 9, 1999, there were outstanding 8,528,206 Common Shares.

         The board of directors of Sand (the "Board of Directors") has fixed the close of business on November 5, 1999 as the record date (the "Record Date") for the purpose of determining shareholders entitled to receive notice of, and to vote at, the Meeting but the failure of any shareholder to receive Notice of the Annual Meeting does not deprive the shareholder of a vote at the Meeting. If a person has acquired shares after the Record Date, that person is entitled to vote those shares at the Meeting upon producing properly endorsed share certificates, or otherwise establishing share ownership, and demanding the inclusion of his or her name in the list of shareholders not later than ten (10) days before the date of the Meeting.

         The following are the only persons who, to the knowledge of the directors and officers of the Corporation, beneficially own or exercise control or direction over shares carrying more than ten percent (10%) of the votes attached to the shares of the Corporation:

                                          Number of Common Shares Beneficially          Percentage of Common Shares
                                                         Owned,                              Owned, Controlled
                                                 Controlled or Directed                         or Directed
                                        -----------------------------------------     ---------------------------------
ARTHUR G. RITCHIE...............                       1,720,000                                   20.17%

JEROME SHATTNER.................                       1,100,000                                   12.9%


                              ELECTION OF DIRECTORS

         Pursuant to the Articles and by-laws of the Corporation and the requirements of the CBCA under which the Corporation is organized, the Board of Directors shall consist of not fewer than three (3) and not more than eleven
(11) directors. The Board of Directors has fixed the number of directors at five
(5). Proxies cannot be voted for a greater number of persons than the number of nominees named.

         The following is a list of the nominees to serve as directors until the close of the next annual meeting of shareholders or until their respective successors are duly elected or appointed. All the nominees are currently directors of the Corporation. IN THE ABSENCE OF A CONTRARY INSTRUCTION, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE FOR THE ELECTION OF THE PERSONS NAMED BELOW, EACH OF WHOM IS PROPOSED AS NOMINEE FOR ELECTION AS A DIRECTOR. If, for any reason prior to the Meeting, it is determined that any of the five (5) nominees for election will be unable to serve as a director, the persons designated in the printed portion of the accompanying form of proxy intend to vote for such other properly qualified nominee, as they, in their discretion, determine, unless otherwise instructed by the shareholder pursuant to the proxy.

         There is no contract, arrangement or understanding between any proposed nominee and any other person pursuant to which the nominee is to be elected.

         The information as to shares beneficially owned or over which control or direction is exercised, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually. Information as to the five (5) nominees for election as directors is as follows:

                                                                                                  COMMON SHARES
                                                                                              BENEFICIALLY OWNED OR
                                                                                              OVER WHICH CONTROL OR
NAME                          PRINCIPAL OCCUPATION                     DIRECTOR SINCE        DIRECTION IS EXERCISED
--------------------------    -------------------------------------   -----------------     --------------------------
ARTHUR G. RITCHIE             Chairman of the Board, President              1983                     1,720,000
                              and Chief Executive Officer
                              of Sand

JOSEPHINE MUNROE              Consultant                                    1990                         1,800

MARTIN SHINDLER               Accountant and                                1987                         2,140
                              Business Consultant

GEORGES DUBE                  Partner, Lavery, de Billy                     1996                         3,000
                              Barristers and Solicitors

GEORGE WICKER                 Executive, Lockheed Martin                    1996                        10,400
                              Corporation


         Messrs. Dube and Wicker and Ms. Munroe comprise the Audit Committee.

         Ms. Munroe and Mr. Shindler comprise the Option Committee which administers the Share Option Plan, the 1996 Stock Incentive Plan and the 1996 Stock Option Plan which are described under the subsections entitled "Share Option Plan", "1996 Stock Incentive Plan" and "1996 Stock Option Plan".

         All nominees for election as directors have held their present positions or other executive positions with the same or associated firms during the past five years.

                            REMUNERATION OF DIRECTORS

         For the fiscal year ended July 31, 1999, each director, other than those directors who are salaried officers of Sand, was paid a basic retainer of $5,000 for serving as a director and an additional $1,500 for serving as a member of each committee.

                             EXECUTIVE REMUNERATION

CASH REMUNERATION

         For the fiscal year ended July 31, 1999, the aggregate cash remuneration including salaries and bonuses paid by Sand to six (6) executive officers for services rendered in all capacities to the Corporation and its subsidiaries was $1,073,870.

         The aggregate value of other compensation did not exceed the lesser of $10,000 times the number of executive officers or ten percent (10%) of the cash compensation paid to such executive officers.

EMPLOYEE COMPENSATION PLAN

         The Corporation has an informal employee compensation plan which also applies to management pursuant to which, if employees fulfill stated goals with respect to sales revenue, new account penetration, profit contribution and other criteria, their incomes will increase proportionately above the guaranteed base until the noted target income is earned or exceeded. The informal employee compensation plan is not a mathematical formula with respect to management, but is the subject of individual negotiation.

SHARE OPTION PLAN

         On November 1, 1989, the Board of Directors adopted a Share Option Plan (the "Plan") pursuant to which the beneficiaries selected by a committee of the Board of Directors may be granted the right to subscribe for Common Shares.

         The Plan is administered by a committee (the "Committee") consisting of members of the Board of Directors who are not eligible, or have waived the right, to receive options under the Plan.

         The total number of shares which may be issued pursuant to the Plan is limited to 10% of the outstanding Common Shares. The number of Common Shares which may be subject to options in favour of a single beneficiary may not exceed 5% of the outstanding Common Shares. The term and number covered by each option as well as the permitted frequency of exercise of such options are determined by the Committee at the time the options are granted to the beneficiaries. The exercise price of each option is the closing price of the Common Shares on NASDAQ/National Market System on the trading day prior to the day the option is granted or, if there was no transaction on that day, the average of the bid and ask prices on that day, less any discount as decided by the Board of Directors within the extent permitted by the applicable regulatory provisions. Options granted under the Plan may not be assigned or pledged. An optionee may obtain from the Corporation, upon exercise of the option, a loan bearing no interest, within the limit established by the Board of Directors, to pay for the shares subscribed for by him or her under the Plan. The recipient of such a loan is required to pledge the shares subscribed for by him or her under the Plan as security for the repayment of the loan. The corporation reserves the right to terminate the Plan at any time subject to vested rights.

         On May 17, 1990, the Board of Directors granted to each of Jerome Shattner and Arthur G. Ritchie 440,000 (as adjusted to reflect the share subdivision on a two-for-one basis on December 31, 1996) stock options entitling the holder of each option to purchase one (1) Common Share per stock option at an exercise price of US$0.25 per Common Share. These options are exercisable at any time over a ten-year period. Jerome Shattner exercised all his outstanding options on October 23, 1996. The Corporation has no options outstanding under this Share Option Plan other than those granted to Arthur G. Ritchie. The Corporation does not anticipate granting any additional options under this Plan.

1996 STOCK INCENTIVE PLAN

         On July 8, 1996, the Board of Directors adopted the 1996 Stock Incentive Plan (the "1996 Incentive Plan") pursuant to which the beneficiaries selected by a committee of the Board of Directors may be granted the right to subscribe for Common Shares. The 1996 Incentive Plan was confirmed, approved and ratified by the shareholders of the Corporation at the annual and special meeting of the shareholders held on December 17, 1996.

         The Plan is administered by a committee (the "Committee") consisting of not less than two (2) members of the Board of Directors each of whom is a "disinterested person" as defined under the SECURITIES AND EXCHANGE ACT OF 1934 and an "outside director" as defined in the UNITED STATES INTERNAL REVENUE CODE. The Plan permits the granting of incentive stock options on terms designed to gain certain advantages under United States Federal income tax law.

         The total number of Common Shares of the Corporation authorized for grants of options is 800,000 (as adjusted to reflect the share subdivision on a two-for-one basis on December 31, 1996) subject to adjustment to take into account changes in the capital structure of the Corporation. The number of Common Shares which may be subject to option in favour of a single recipient may not exceed 5% of the outstanding Common Shares of the Corporation.

         The term and number of Common Shares covered by each option as well as the permitted frequency of exercise of such options are determined by the Committee at the time the options are granted to the recipients. An option is to be exercised within a period of ten years after the date on which the option is granted. The exercise price of each option for Common Shares is not less than the closing price of the Common Shares on the National Association of Securities Dealers, Automated Quotation System (NASDAQ) on the trading day prior to the day the option is granted or, if there was no transaction on that day, the average of the bid and ask prices on that day, less any discount as decided by the Board of Directors within the extent permitted by the applicable regulatory provisions. Options granted under the 1996 Incentive Plan may not be assigned or pledged. No financial assistance is available to recipients in connection with the exercise of an option. The Corporation may terminate the 1996 Incentive Plan at any time subject to vested rights.

         On July 20, 1996, the Committee granted an option to purchase 400,000 Common Shares (as adjusted to reflect the share subdivision on a two-for-one basis on December 31, 1996) to an officer of a subsidiary at an exercise price of US$5 per share which was the closing price of the Common Shares on NASDAQ/National Market System on the day prior to the grant. No options were granted during the fiscal year ended July 31, 1997. During the fiscal year ended July 31, 1998, the Committee granted options which remain outstanding to purchase an aggregate of 123,500 Common Shares to employees at exercise prices which vary from US$3.75 to US$8.75 per share which were the respective closing prices of the Common Shares on NASDAQ/National Market System on the day prior to each grant. During the fiscal year ended July 31, 1999, the Committee granted options which remain outstanding to purchase an aggregate of 107,500 Common Shares to employees or its subsidiaries at exercise prices which vary from US$5.00 to US$7.563 per share which were not less than the closing prices of the Common Shares on NASDAQ/National Market System on the day prior to the grant and one employee exercised an option to purchase 8,000 Common Shares. Since July 31, 1999, the Committee granted options to purchase an aggregate of 4,000 Common Shares to two employees at exercise prices which vary from US$3.625 to US$5.00 per share which were not less than the respective closing prices of the Common Shares on NASDAQ/National Market System on the day prior to each grant and 2,750 options were cancelled.

1996 STOCK OPTION PLAN

         On July 8, 1996, the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Option Plan") pursuant to which the beneficiaries selected by a committee of the Board of Directors may be granted the right to subscribe for Common Shares. The 1996 Option Plan was confirmed, approved and ratified by the shareholders of the Corporation at the annual and special meeting of the shareholders held on December 17, 1996.

         The Plan is administered by a committee (the "Committee") consisting of not less than two (2) members of the Board of Directors each of whom is a "disinterested person" as defined under the SECURITIES AND EXCHANGE ACT OF 1934 and an "outside director" as defined in the UNITED STATES INTERNAL REVENUE CODE.

         The total number of Common Shares of the Corporation authorized for grants of options is 700,000 (as adjusted to reflect the share subdivision on a two-for-one basis on December 31, 1996) subject to adjustment to take into account changes in the capital structure of the Corporation. The number of Common Shares which may be subject to option in favour of a single recipient may not exceed 5% of the outstanding Common Shares of the Corporation.

         The term and number of Common Shares covered by each option as well as the permitted frequency of exercise of such options are determined by the Committee at the time the options are granted to the recipients. An option is to be exercised within a period of ten years after the date on which the option is granted. The exercise price of each option for Common Shares is not less than the price of the Common Shares as determined by the Committee within the extent permitted by the applicable regulatory provisions. Options granted under the 1996 Option Plan may not be assigned or pledged. No financial assistance is available to recipients in connection with the exercise of an option. The Corporation may terminate the 1996 Option Plan at any time subject to vested rights.

         On July 19, 1996, the Committee granted options to purchase an aggregate of 440,000 Common Shares (as adjusted to reflect the share subdivision on a two-for-one basis on December 31, 1996) to eligible directors, officers and key employees of the Corporation at exercise prices which vary from US$0.6562 to US$3.375 per share. During the fiscal year ended July 31, 1997, the Committee granted options which remain outstanding to purchase an aggregate of 80,000 Common Shares to one employee at an exercise price of US$5.563 per share which was the closing price of the Common Shares on NASDAQ/National Market System on the day prior to the grant and one employee exercised an option to purchase 16,000 Common Shares. During the fiscal year ended July 31, 1998, the Committee granted options which remain outstanding to purchase an aggregate of 57,500 Common Shares to employees at exercise prices which vary from US$4.00 to US$5.50 per share which were the respective closing prices of the Common Shares on NASDAQ/National Market System on the day prior to each grant. During the fiscal year ended July 31, 1999, the Committee granted options which remain outstanding to purchase an aggregate of 142,000 Common Shares to employees at exercise prices which vary from US$5.75 to US$7.313 per share which were the respective closing prices of the Common Shares on NASDAQ/National Market System on the day prior to each grant. Since July 31, 1999, the Committee granted options to purchase an aggregate of 50,500 Common Shares to employees at an exercise price of US$5.00 per share which was not less than the respective closing prices of the Common Shares on NASDAQ/National Market System on the day prior to each grant and 30,000 options were cancelled.

EMPLOYMENT AGREEMENT

         Arthur G. Ritchie, Chairman of the Board, President and Chief Executive Officer and a Director of the Corporation, entered into an employment agreement ("the Agreement") with the Corporation upon the expiry of his previous employment agreement on December 31, 1993. The Agreement, effective January 1, 1994 is for an initial term of five (5) years and shall be automatically extended for additional periods of twelve (12) months each unless the Corporation or Mr. Ritchie shall have given the other a notice of termination of the Agreement not less than three (3) months prior to the end of its term. In the event the employment of Mr. Ritchie (i) is terminated by the Corporation for any reason other than for Cause (as defined in the Agreement) or death or (ii) is terminated by Mr. Ritchie for Good Reason (as defined in the Agreement), Mr. Ritchie will be entitled to receive, among other things, a lump sum payment equivalent to two (2) times the sum of his then current annual base salary and the amount of the bonuses received by him in the immediate past year and Mr. Ritchie shall continue for a period of two (2) years to participate in all plans and programs of the Corporation to the extent such participation is possible, and, if such continued participation is barred, to receive amounts equal to the out-of-pocket costs of participation in plans and programs providing substantially similar benefits. The employment of Mr. Ritchie with the Corporation was automatically extended to December 31, 1999 on terms similar to those in the Agreement and his employment shall be extended beyond January 1, 2000 either on terms similar to those in the Agreement or on terms to be agreed upon.

                                SPECIAL BUSINESS

AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

         The Corporation maintains the 1996 Stock Incentive Plan described under "Executive Remuneration - 1996 Stock Incentive Plan" for the benefit of employees of the Corporation and its subsidiaries in order to assist the Corporation in attracting, retaining and motivating such persons by providing them with the opportunity, through stock options, to acquire an increased proprietary interest in the Corporation.

         Prior to November 9, 1999, the 1996 Stock Incentive Plan provided that a maximum of 800,000 Common Shares were issuable pursuant to options granted under the Plan. As at November 8, 1999, 632,250 options had been granted and remained outstanding under the 1996 Stock Incentive Plan and 167,750 remained available for grant.

         On November 9, 1999, the directors of the Corporation by resolution amended the 1996 Stock Incentive Plan to increase the maximum aggregate number of Common Shares which may be issued and sold pursuant to options granted under the 1996 Stock Incentive Plan by an additional 300,000 Common Shares, subject to the receipt of shareholder approval.

         The board of directors determined that it was in the best interests of the Corporation to increase the number of shares available to be issued pursuant to the 1996 Stock Incentive Plan by an additional 300,000 Common Shares in order to have options available to compensate a broad range of personnel and to attract additional personnel necessary to manage the expansion of the business of Sand. Stock options are a significant long-term incentive and are viewed as an important aspect of total employee compensation. In arriving at their determination, the directors took into consideration the fact that in 1997 the Corporation purchased and cancelled 800,000 Common Shares for a total consideration of $2,223,284 thereby reducing the number of outstanding Common Shares.

         The shareholders are being asked to consider and, if thought advisable, to approve, confirm and ratify a resolution to approve an amendment to the 1996 Stock Incentive Plan to increase the number of Common Shares reserved for issuance pursuant to options granted under the plan.

         At the Meeting, the following resolution will be placed before the shareholders for approval:


         "BE IT RESOLVED THAT:

         1. the amendment of the 1996 Stock Incentive Plan of the Corporation, as authorized and approved by the board of directors of the Corporation on November 9, 1999, to increase the maximum aggregate number of shares of the Corporation which may be issued and sold under the 1996 Stock Incentive Plan by 300,000 Common Shares, is hereby approved, authorized, ratified and confirmed; and

         2. any director or officer of the Corporation is hereby authorized and directed, for and in the name of and on behalf of the Corporation, to execute all documents and to do all such other acts and things as he or she may determine to be necessary or advisable to give effect to the foregoing resolution."

         To be effective, this resolution must be passed by at least 50% of the votes cast by shareholders present in person or represented by proxy at the Meeting. The board of directors unanimously recommends that shareholders vote in favour of passing this resolution.

         IN THE ABSENCE OF A CONTRARY INSTRUCTION, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE IN FAVOUR OF PASSING THIS RESOLUTION.

AMENDMENT TO THE 1996 STOCK OPTION PLAN

         The Corporation maintains the 1996 Stock Option Plan described under "Executive Remuneration - 1996 Stock Option Plan" for the benefit of employees, non-employee directors and other full-time service providers of the Corporation and its subsidiaries in order to assist the Corporation in attracting, retaining and motivating such persons by providing them with the opportunity, through stock options, to acquire an increased proprietary interest in the Corporation.

         Prior to November 9, 1999, the 1996 Stock Option Plan provided that a maximum of 700,000 Common Shares were issuable pursuant to options granted under the Plan. As at November 8, 1999, 665,000 options had been granted and remained outstanding under the 1996 Stock Option Plan, and 35,000 remained available for grant.

         On November 9, 1999, the directors of the Corporation by resolution amended the 1996 Stock Option Plan to increase the maximum number of Common Shares which may be issued


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

and sold pursuant to options granted under the 1996 Stock Option plan by an additional 200,000 Common Shares, subject to the receipt of all required shareholder and regulatory approvals.

         The board of directors determined that it was in the best interests of the Corporation to increase the number of shares available to be issued pursuant to the 1996 Stock Incentive Plan by an additional 200,000 Common Shares in order to have options available to compensate a broad range of personnel and to attract additional personnel necessary to manage the expansion of the business of Sand. Stock options are a significant long-term incentive and are viewed as an important aspect of total employee compensation. In arriving at their determination, the directors took into consideration the fact that in 1997, the Corporation purchased and cancelled 700,000 Common Shares for a total consideration of $2,223,284 thereby reducing the number of outstanding Common Shares.

         The shareholders are being asked to consider and, if thought advisable, to approve, confirm and ratify a resolution to approve an amendment to the 1996 Stock Option Plan to increase the number of Common Shares reserved for issuance pursuant to options granted under the plan.

         At the Meeting, the following resolution will be placed before the shareholders for approval:

         "BE IT RESOLVED THAT:

         1. The amendment of the 1996 Stock Option Plan of the Corporation, as authorized and approved by the board of directors of the Corporation on November 9, 1999, to increase the maximum aggregate number of shares of the Corporation which may be issued and sold under the 1996 Stock Option Plan by 200,000 Common Shares, is hereby approved, authorized, ratified and confirmed; and

         2. Any director or officer of the Corporation is hereby authorized and directed, for and in the name of and on behalf of the Corporation, to execute all documents and to do all such other acts and things as he or she may determine to be necessary or advisable to give effect to the foregoing resolution."

         To be effective, this resolution must be passed by at least 50% of the votes cast by shareholders present in person or represented by proxy at the Meeting. The board of directors unanimously recommends that shareholders vote in favour of passing this resolution.

         IN THE ABSENCE OF A CONTRARY INSTRUCTION, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE IN FAVOUR OF PASSING THIS RESOLUTION.

    AMENDMENT TO THE ARTICLES OF THE CORPORATION TO CHANGE THE NAME OF THE
                                   CORPORATION

         The Corporation has been advised that its current name is too long and no longer properly reflects its business. The board of directors considers this change to be desirable. For these reasons, shareholders are being asked to consider and, if thought advisable, to adopt the special resolution set out in Schedule A to this Management Proxy Circular to change the


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

English language name of the Corporation to "Sand Technology Inc." and the French language name to "Technologie Sand Inc.".

         At the Meeting, the following resolution will be placed before the shareholders for approval:

         "BE IT RESOLVED THAT:

         1. the English language name of the Corporation shall henceforth be "Sand Technology Inc." and the French language name of the Corporation shall henceforth be "Technologie Sand Inc.";

         2. any director or officer of the Corporation be and he is hereby authorized and directed to sign for and on behalf of the Corporation, the Articles of Amendment containing the provisions of the previous paragraph and to do all things and sign all other documents necessary or desirable to effect the amendment of the Articles of the Corporation contemplated by this special resolution, and to obtain any regulatory approval in connection therewith; and

         3. the directors of the Corporation may revoke the foregoing resolution without further approval of the shareholders of the Corporation at any time prior to the issue by the Director of a Certificate of Amendment relating to it."

         To be effective, this special resolution, subject to regulatory approval, must be passed by a majority of at least two-thirds of the votes cast by shareholders present in person or represented by proxy at the Meeting. The board of directors unanimously recommends that shareholders vote in favour of passing this special resolution.

         IN THE ABSENCE OF A CONTRARY INSTRUCTION, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE IN FAVOUR OF PASSING THIS SPECIAL RESOLUTION.

                   DIRECTORS AND OFFICERS LIABILITY INSURANCE

         Sand maintains directors' and officers' liability insurance which, subject to the provisions and exclusions contained in the policy, protects the directors and officers, as such, against any claims made during the term of their office against any of them for a wrongful act, provided they acted honestly and in good faith with a view to the best interests of Sand. The policy provides coverage with a limit of US$2,000,000 in each policy year, subject to a corporate reimbursement deductible of US$100,000 per loss except for losses resulting from securities legislation when the deductible is US$200,000. The current annual premium is paid entirely by the Corporation and amounts to US$50,725. To the extent permitted by law, Sand has entered into an indemnification agreement with each of its directors and senior officers.

                                    AUDITORS

         There will be submitted to the Meeting a resolution to reappoint Deloitte & Touche, Chartered Accountants, to the office of auditors of Sand for a term expiring at the close of the next annual meeting of shareholders and to authorize the directors to fix their remuneration. Deloitte & Touche has acted as the auditors of the Corporation for more than five years. Representatives of Deloitte & Touche will be present at the Meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions.

         IN THE ABSENCE OF A CONTRARY INSTRUCTION, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE FOR THE RE-APPOINTMENT OF DELOITTE & TOUCHE, CHARTERED ACCOUNTANTS, AS AUDITORS OF THE CORPORATION TO HOLD OFFICE UNTIL THE CLOSE OF THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND TO AUTHORIZE THE DIRECTORS TO FIX THEIR REMUNERATION.

                            AVAILABILITY OF DOCUMENTS

         COPIES OF THE FOLLOWING DOCUMENTS ARE AVAILABLE ON THE WRITTEN REQUEST OF THE VICE PRESIDENT, FINANCE AND ADMINISTRATION AT THE ADDRESS SHOWN FOR SAND APPEARING ON PAGE 1 OF THIS MANAGEMENT PROXY CIRCULAR: THE FORM 20-F FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; THE 1999 ANNUAL REPORT TO SHAREHOLDERS CONTAINING THE FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JULY 31, 1999 TOGETHER WITH THE AUDITORS' REPORT THEREON AND MANAGEMENT'S DISCUSSION AND ANALYSIS IN RESPECT THEREOF; THE INTERIM FINANCIAL STATEMENTS FOR FISCAL PERIODS SUBSEQUENT TO JULY 31, 1999 AND THIS MANAGEMENT PROXY CIRCULAR.

                              APPROVAL OF DIRECTORS

         THE CONTENTS AND THE SENDING OF THIS MANAGEMENT PROXY CIRCULAR HAVE BEEN APPROVED BY THE DIRECTORS OF SAND.



                                          Arthur G. Ritchie
                                          Chairman of the Board,
                                          President and Chief Executive Officer

Westmount, Quebec
November 9, 1999


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